Exhibit 99.1

Press Release

Federated Investors, Inc. to Acquire $7.1 Billion MDT Advisers, a Leading Quantitative Equity Manager

•	Cambridge, Mass.-based Firm Known For Strong Equity Performance in a Variety of Disciplines to Become Federated Center of Excellence

•	MDT Recognized for Substantial Presence in Industry-Leading Separately Managed Account Programs

•	Federated to Distribute MDT Mutual Funds Through its Powerful Distribution Network

(PITTSBURGH, Pa., May 12, 2006) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reached a definitive agreement to acquire the business operations of Cambridge, Mass.-based MDT Advisers, a division of MDTA LLC, at a purchase price of up to $240 million. MDT Advisers is the advisor to approximately $6.8 billion in separately managed account portfolios and institutional accounts and approximately $300 million in mutual funds that use MDT’s proprietary quantitative investment process. J. Christopher Donahue, president and chief executive officer of Federated and Gordon J. Ceresino, president and chief executive officer of MDT, announced the agreement today.

The sale is expected to close in July 2006. MDT is an industry leader in quantitative investment techniques, having developed a disciplined quantitative process to invest in equities. The objective of the process for each of MDT’s 10 investment strategies is to exploit multiple market inefficiencies in order to outperform the appropriate benchmark with moderate relative risk. The investment employees who have been responsible for the development and disciplined execution of MDT’s proprietary quantitative equity investment process over the past 14 years will remain with the firm in Cambridge and continue to manage portfolios as a center of excellence for Federated.

“Combining the proven investment acumen of MDT’s team and process with Federated’s distribution muscle will give our firm a powerful new growth opportunity,” Donahue said. “The MDT mutual fund portfolios will significantly enhance Federated’s product offerings by creating a quantitative line of equity mutual funds to complement the 39 equity mutual funds that use Federated’s proprietary investment process that blends quantitative and fundamental research.”

Contacts:

FII MEDIA	FII MEDIA	FII ANALYSTS	MDT
Meghan McAndrew	J.T. Tuskan	Ray Hanley	Gordon Ceresino
(412) 288-8103	(412) 288-1920	(412) 288-1920	(617) 234-2200
mmcandrewl@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com	gordonc@mdtai.com

Federated Acquires MDT Advisers

May 12, 2006

The transaction has been approved by the board of directors of Federated Investors, Inc. and shareholders of MDTA LLC. The transaction includes initial purchase payments of approximately $110 million, the majority of which will be paid at closing, and a series of contingent payments totaling as much as $130 million over the next three years based on growth.

“MDT’s relentlessly disciplined approach to investing employs a rigorous quantitative process, which has provided investors with consistent investment performance over the last 14 years,” Ceresino said. “We opted to collaborate with Federated, not only because of their longstanding reputation in the industry and distribution strength, but also because they share our core business values by focusing on long-term investors.”

MDT’s flagship strategy, All Cap Core, has existed since 1991 in a separately managed account format and as a mutual fund since October 2002. MDT All Cap Core Fund (Institutional Shares) has an Overall 5-star Morningstar Rating among the 1,472 large-blend funds in Morningstar’s Large-Blend Category for the period ending April 30, 2006. MDT Balanced Fund (Institutional Shares) typically holds 60 to 80 percent equities with the remainder in bonds. It has an Overall 5-star Morningstar Rating among the 818 funds in Morningstar’s Moderate Allocation Category for the period ending April 30, 2006. MDT Balanced Fund uses the same proprietary quantitative process as the All Cap Core fund for its domestic equity allocation and adds a well-diversified mix of high-quality bonds to the fund in order to provide investors with both stability and income.

In addition to the MDT All Cap Core Fund and MDT Balanced Fund, MDT’s other newer offerings include: MDT Tax Aware/All Cap Core Fund; MDT Large Cap Growth Fund; MDT Mid Cap Growth Fund; MDT Small Cap Core Fund; MDT Small Cap Growth Fund; MDT Small Cap Value Fund; and MDT Short-Term Bond Fund. Upon the closing of the transaction, Federated expects to introduce the MDT mutual funds to its clients. Federated has cultivated deep and diversified relationships with 5,500 client firms including banks, broker/dealers, bank broker/dealers, corporations, government entities, insurance companies, foundations and endowments. Federated’s 170 sales professionals make thousands of client visits each year, calling on financial professionals and major institutions across the United States and in Europe.

As a result of strong investment performance in many investment categories, MDT’s products have begun to attract institutional investors who typically use a separate account format. In particular, MDT’s style-specific strategies, which include three small-cap products with strong performance since their inception, have stimulated institutional interest.

Federated Acquires MDT Advisers

May 12, 2006

“With the combination of Federated’s broad-based sales force and MDT’s separately managed account sales experts, we will be able to introduce the Federated MDT portfolios managed by Federated’s new quantitative center of excellence, MDT Advisers, to the banks, brokers and institutions that constitute Federated’s sizeable distribution network,” said Thomas E. Territ, president, Federated Securities Corp.

The completion of the mutual fund transaction is subject to approval of the MDTA Mutual Fund Board and Federated Mutual Fund Board of Directors/Trustees, as well as shareholders in the nine MDT mutual funds. MDT mutual fund shareholders will be asked to approve a reorganization of the funds that will efficiently integrate their funds into the Federated complex and allow for the creation of Federated MDT funds.

As is typical in this type of transaction, MDT will obtain consent from its separate account clients to continue to permit MDT to manage their assets after the closing. Based on current asset levels, when these separate account and mutual fund transactions are completed, Federated would manage approximately $38.7 billion in equity assets, an increase of 22 percent from $31.6 billion at March 31, 2006.

At the closing of the transaction Federated would own approximately 90 percent of the outstanding equity interests of MDTA LLC with the right to acquire the remaining 10 percent by June 30, 2007.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing approximately $217.5 billion in assets as of March 31, 2006. With 140 mutual funds and various separately managed account options, Federated provides comprehensive investment management to 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers.

MDT Advisers is an innovative, quantitative investment management firm located in Cambridge, Massachusetts. The firm offers a wide array of investment strategies to individuals and institutions through separately managed accounts and mutual funds. MDT Advisers is a division of MDTA LLC, a registered investment advisor. MDT was represented by Putnam Lovell NFB Securities Inc. in this transaction.

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Certain statements in this press release, such as those related to growth opportunities and obtaining of certain approvals, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity,

Federated Acquires MDT Advisers

May 12, 2006

performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the Company to increase sales as a result of new products it may acquire or create, the ability to obtain the necessary approvals and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted by the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling, a registered investment advisor and MDT Advisers, a registered investment advisor.

For more complete information, visit FederatedInvestors.com or www.mdtadvisers.com for a prospectus. You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest. Information about these and other important subjects is in the fund’s prospectus, which you should read carefully before investing.

For each fund with at least a 3-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Ratings are for Class A Shares; other classes may have different performance characteristics. For the 3-year period ended 4/30/06, the MDT All Cap Core Fund (Institutional) fund received 5 stars and was rated among 1,472 funds. For the 3-year period ended 4/30/06, the MDT Balanced Fund (Institutional) received 5 stars and was rated among 818 funds. Past performance is no guarantee of future results.

Morningstar Category identifies funds based on their actual investment styles as measured by their underlying portfolio holdings over the past three years. If the fund is less than three years old, the category is based on the life of the fund. ©2006 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.